Exhibit 99.1





HCC INSURANCE HOLDINGS
401(k) PLAN
FINANCIAL STATEMENTS AND
SUPPLEMENTAL SCHEDULES
DECEMBER 31, 1998 AND 1997

HCC INSURANCE HOLDINGS
401(k) PLAN
INDEX

-----------------------------------------------------------------------------------------------
                                                                                          Page
Financial Statements:

   Report of Independent Accountants                                                           1

   Statement of Net Assets Available for Benefits, with Fund Information                     2-4

   Statement of Changes in Net Assets Available for Benefits, with Fund Information          5-6

   Notes to Financial Statements                                                            7-13

Supplemental Schedules:

   Schedule   I - Schedule of Assets Held for Investment Purposes                          14-15

   Schedule  II - Schedule of Reportable Transactions                                      16-17

   Schedule III - Schedule of Nonexempt Transactions                                          18

HCC INSURANCE HOLDINGS
401(k) PLAN
STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS, WITH FUND INFORMATION
-------------------------------------------------------------------------------

                                                                     December 31, 1998

                                                                      FUND INFORMATION

                                                                Charter                              Charter
                                                  Charter      Guaranteed    Charter     Charter      Large
                                                 Guaranteed    Government    Foreign    Corporate    Company
                                                 Long-Term     Securities   Stock III      Bond       Stock
                                                    Fund          Fund         Fund        Fund     Index Fund
                                                 ----------    ----------   ---------   ---------   ----------
Assets

Investments, at fair value
    CIGNA Charter Guaranteed Long-Term           $1,590,656
        Account
    CIGNA Charter Guaranteed Government
        Securities Account                                     $2,510,951
    CIGNA Charter Foreign Stock III Fund                                     $307,089
    CIGNA Charter Corporate Bond Fund                                                    $12,765
    CIGNA Charter Large Company Stock Index                                                        $2,509,145
        Fund
    CIGNA Fidelity Advisor Growth
    Opportunities Fund
    CIGNA Fidelity Advisor Balanced Fund
    CIGNA Warburg Pincus Advisor Emerging
        Growth Fund
Cash equivalents                                    253,473        21,176                 13,501      179,448
                                                 ----------    ----------    --------    -------   ----------
Net assets available for benefits                $1,844,129    $2,532,127    $307,089    $26,266   $2,688,593
                                                 ----------    ----------    --------    -------   ----------
                                                 ----------    ----------    --------    -------   ----------



                                                                               Warburg
                                                    Fidelity                    Pincus
                                                     Advisor        Fidelity   Advisor
                                                     Growth         Advisor    Emerging
                                                  Opportunities     Balanced    Growth
                                                      Fund            Fund       Fund
                                                  -------------     --------   --------
Assets
Investments, at fair value
    CIGNA Charter Guaranteed Long-Term
        Account
    CIGNA Charter Guaranteed Government
        Securities Account
    CIGNA Charter Foreign Stock III Fund
    CIGNA Charter Corporate Bond Fund
    CIGNA Charter Large Company Stock Index
        Fund
    CIGNA Fidelity Advisor Growth                 $2,940,369
    Opportunities Fund
    CIGNA Fidelity Advisor Balanced Fund                           $805,180
    CIGNA Warburg Pincus Advisor Emerging
        Growth Fund                                                            $10,820
Cash equivalents                                     143,134                       278
                                                  ----------       --------    -------
Net assets available for benefits                 $3,083,503       $805,180    $11,098
                                                  ----------       --------    -------
                                                  ----------       --------    -------

   The accompanying notes are an integral part of these financial statements.

HCC INSURANCE HOLDINGS
401(K) PLAN
STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS, WITH FUND INFORMATION
(CONTINUED)
------------------------------------------------------------------------------

                                                                          December 31, 1998

                                                                           FUND INFORMATION
                                                                           ----------------
                                               INVESCO      Founders     Founders      Janus      Templeton       HCC
                                               Dynamics     Balanced      Growth     Worldwide     Foreign       Common
                                                 Fund         Fund         Fund         Fund         Fund        Stock
Assets

Investments, at fair value
  CIGNA Charter Guaranteed Long-Term Account
  Account
  CIGNA Charter Guaranteed Government
     Securities Account
  CIGNA Charter Foreign Stock III Fund
  CIGNA Charter Corporate Bond Fund
  CIGNA Charter Large Company Stock Index
  Fund
  CIGNA Fidelity Advisor Growth
  Opportunities Fund
  CIGNA Fidelity Advisor Balanced Fund
  CIGNA Warburg Pincus Advisor Emerging
     Growth Fund
  CIGNA INVESCO Dynamics Fund                 $   13,744
  CIGNA Founders Balanced Fund                             $  102,676
  CIGNA Founders Growth Fund                                            $   35,573
  CIGNA Janus Worldwide Fund                                                         $   59,700
  CIGNA Templeton Foreign Fund                                                                    $    6,871
  HCC Common Stock                                                                                             $1,374,587
Participant notes receivable
Cash equivalents                                   1,632        9,784        5,603       18,867          367
                                              ----------   ----------   ----------   ----------   ----------   ----------
Net assets available for benefits             $   15,376   $  112,460   $   41,176   $   78,567   $    7,238   $1,374,587
                                              ==========   ==========   ==========   ==========   ==========   ==========


                                                   December 31, 1998

                                                    FUND INFORMATION
                                                    ----------------
                                                 Participant
                                                    Notes
                                                  Receivable      Total
Assets

Investments, at fair value
  CIGNA Charter Guaranteed Long-Term Account                    $ 1,590,656
  CIGNA Charter Guaranteed Government
     Securities Account                                           2,510,951
  CIGNA Charter Foreign Stock III Fund                              307,089
  CIGNA Charter Corporate Bond Fund                                  12,765
  CIGNA Charter Large Company Stock Index                         2,509,145
  Fund
  CIGNA Fidelity Advisor Growth                                   2,940,369
  Opportunities Fund
  CIGNA Fidelity Advisor Balanced Fund                              805,180
  CIGNA Warburg Pincus Advisor Emerging
     Growth Fund                                                     10,820
  CIGNA INVESCO Dynamics Fund                                        13,744
  CIGNA Founders Balanced Fund                                      102,676
  CIGNA Founders Growth Fund                                         35,573
  CIGNA Janus Worldwide Fund                                         59,700
  CIGNA Templeton Foreign Fund                                        6,871
  HCC Common Stock                                                1,374,587
Participant notes receivable                      $   46,617         46,617
Cash equivalents                                                    647,263
                                                  ----------    -----------
Net assets available for benefits                 $   46,617    $12,974,006
                                                  ==========    ===========

  The accompanying notes are an integral part of these financial statements.

HCC INSURANCE HOLDINGS
401(K) PLAN
STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS, WITH FUND INFORMATION
--------------------------------------------------------------------------------

                                                                        December 31, 1997

                                                                         FUND INFORMATION
                                                                         ----------------
                                                                                  Charter
                                                         Charter                   Large       Fidelity
                                           Charter     Guaranteed    Charter      Company      Advisor      Fidelity
                                          Guaranteed   Government    Foreign       Stock       Growth       Advisor
                                          Long-Term    Securities   Stock III      Index    Opportunities   Balanced
                                             Fund         Fund        Fund         Fund         Fund          Fund        Total
Assets

Investments, at fair value
  CIGNA Charter Guaranteed Long - Term
    Account                               $  247,052                                                                   $  247,052
  CIGNA Charter Guaranteed Government
    Securities Account                                 $  166,783                                                         166,783
  CIGNA Charter Foreign Stock III Fund                             $  180,217                                             180,217
  CIGNA Charter Large Company Stock
    Index Fund                                                                  $  385,538                                385,538
  CIGNA Fidelity Advisor Growth
    Opportunities Fund                                                                       $  910,035                   910,035
  CIGNA Fidelity Advisor Balanced Fund                                                                     $  320,274     320,274
                                          ----------   ----------  ----------   ----------   ----------    ----------  ----------
Net assets available for benefits         $  247,052   $  166,783  $  180,217   $  385,538   $  910,035    $  320,274  $2,209,899
                                          ==========   ==========  ==========   ==========   ==========    ==========  ==========

  The accompanying notes are an integral part of these financial statements.

HCC INSURANCE HOLDINGS
401(K) PLAN
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS, WITH FUND INFORMATION
--------------------------------------------------------------------------------

                                                                                      Year Ended December 31, 1998

                                                                                            FUND INFORMATION

                                                                                                                 Charter
                                                                   Charter                                        Large
                                                   Charter        Guaranteed      Charter        Charter         Company
                                                  Guaranteed      Government      Foreign       Corporate         Stock
                                                  Long-Term       Securities     Stock III         Bond           Index
                                                     Fund            Fund           Fund           Fund            Fund
Additions to net assets attributed to:
    Investment income
      Interest                                    $    31,004     $   228,716
      Net appreciation (depreciation) in fair
          value of investments                                                    $ 25,197        $    93     $   323,530
                                                  -----------     -----------     --------        -------     -----------
                                                       31,004         228,716       25,197             93         323,530
                                                  -----------     -----------     --------        -------     -----------
    Contributions
      Employer                                        172,888          55,732       55,864            751         522,833
      Employee                                        831,316         116,566      105,153         22,243         929,751
                                                  -----------     -----------     --------        -------     -----------
                                                    1,004,204         172,298      161,017         22,994       1,452,584
                                                  -----------     -----------     --------        -------     -----------
Total additions                                     1,035,208         401,014      186,214         23,087       1,776,114

Deductions from net assets attributed to:
    Benefit payments                                  579,957       5,588,317       17,394                        143,129
    Transaction charge                                     56              59                                          90
                                                  -----------     -----------     --------        -------     -----------
Total deductions                                      580,013       5,588,376       17,394                        143,219
Change in forfeiture reserve, net                      47,122         (48,072)        (567)                        (3,826)
                                                  -----------     -----------     --------        -------     -----------
Net increase (decrease) prior to interfund
  transfers                                           502,317      (5,235,434)     168,253         23,087       1,629,069
Interfund transfers, net                            1,094,760           5,643      (41,381)         3,179         673,986
Transfer of assets due to plan merger                               7,595,135
                                                  -----------     -----------     --------        -------     -----------
Net increase                                        1,597,077       2,365,344      126,872         26,266       2,303,055
Net assets available for benefits at
  beginning of year                                   247,052         166,783      180,217              -         385,538
                                                  -----------     -----------     --------        -------     -----------
Net assets available for
  benefits at end of year                         $ 1,844,129     $ 2,532,127     $307,089        $26,266     $ 2,688,593
                                                  -----------     -----------     --------        -------     -----------
                                                  -----------     -----------     --------        -------     -----------


                                                                                  Warburg
                                                     Fidelity                      Pincus
                                                     Advisor        Fidelity       Advisor
                                                      Growth         Advisor       Emerging
                                                  Opportunities     Balanced       Growth
                                                       Fund           Fund          Fund
Additions to net assets attributed to:
    Investment income
      Interest
      Net appreciation (depreciation) in fair
          value of investments                    $   451,765     $  (22,490)      $ 1,217
                                                  -----------       --------       -------
                                                      451,765        (22,490)        1,217
                                                  -----------       --------       -------
    Contributions
      Employer                                        573,838        186,158           904
      Employee                                        985,119        268,863         2,469
                                                  -----------       --------       -------
                                                    1,558,957        455,021         3,373
                                                  -----------       --------       -------
Total additions                                     2,010,722        432,531         4,590

Deductions from net assets attributed to:
    Benefit payments                                  243,047      1,268,493
    Transaction charge                                     85             10
                                                  -----------       --------       -------
Total deductions                                      243,132      1,268,503
Change in forfeiture reserve, net                      (7,911)        (2,342)
                                                  -----------       --------       -------
Net increase (decrease) prior to interfund
  transfers                                         1,759,679       (838,314)        4,590
Interfund transfers, net                              413,789      1,323,220         6,508
Transfer of assets due to plan merger
                                                  -----------       --------       -------
Net increase                                        2,173,468        484,906        11,098
Net assets available for benefits at
  beginning of year                                   910,035        320,274             -
                                                  -----------       --------       -------
Net assets available for
  benefits at end of year                         $ 3,083,503       $805,180       $11,098
                                                  -----------       --------       -------
                                                  -----------       --------       -------

   The accompanying notes are an integral part of these financial statements.
                                        5

HCC INSURANCE HOLDINGS
401(K) PLAN
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS,
WITH FUND INFORMATION                                               (CONTINUED)
-------------------------------------------------------------------------------

                                                           Year Ended December 31, 1998

                                                             FUND INFORMATION

                                                    INVESCO        Founders       Founders        Janus         Templeton
                                                    Dynamics       Balanced        Growth       Worldwide        Foreign
                                                      Fund           Fund           Fund           Fund            Fund
Additions to net assets attributed to:
    Investment income
      Interest
      Dividends
      Net appreciation (depreciation) in fair
      value of investments                            $ 1,687       $  2,202       $  3,240       $  4,877       $  (19)
                                                      -------       --------       --------       --------       ------
                                                        1,687          2,202          3,240          4,877          (19)
    Contributions
      Employer                                          1,507          3,736          2,658          3,396          565
      Employee                                          6,350         68,435         18,101         41,139        1,169
                                                      -------       --------       --------       --------       ------
                                                        7,857         72,171         20,759         44,535        1,734
    Loan principal transfer
                                                      -------       --------       --------       --------       ------
Total additions                                         9,544         74,373         23,999         49,412        1,715

Deductions from net assets attributed to:
    Benefit payments
    Transaction charge
Total deductions
Change in forfeiture reserve, net
                                                      -------       --------       --------       --------       ------
Net increase (decrease) prior to interfund
transfers                                               9,544         74,373         23,999         49,412        1,715
Interfund transfers, net                                5,832         38,087         17,177         29,155        5,523
Transfer of assets due to plan merger
                                                      -------       --------       --------       --------       ------
Net increase                                           15,376        112,460         41,176         78,567        7,238
Net assets available for benefits at
  beginning of year                                         -              -              -              -            -
                                                      -------       --------       --------       --------       ------
Net assets available for benefits at end of
  year                                                $15,376       $112,460       $ 41,176       $ 78,567       $7,238
                                                      -------       --------       --------       --------       ------
                                                      -------       --------       --------       --------       ------



                                                              HCC        Participant
                                                            Common          Notes
                                                             Stock        Receivable     Total
Additions to net assets attributed to:
    Investment income
      Interest                                                             $ 1,643    $   261,363
      Dividends                                           $   22,996                       22,996
      Net appreciation (depreciation) in fair
      value of investments                                (326,336)                      464,963
                                                        ----------        -------    -----------
                                                          (303,340)         1,643        749,322
    Contributions
      Employer                                                 315                     1,581,145
      Employee                                                 498                     3,397,172
                                                        ----------        -------    -----------
                                                               813                     4,978,317
    Loan principal transfer                                                28,193         28,193
                                                        ----------        -------    -----------
Total additions                                           (302,527)        29,836      5,755,832

Deductions from net assets attributed to:
    Benefit payments                                     1,031,902                     8,872,239
    Transaction charge                                      13,363                        13,663
Total deductions                                         1,045,265                     8,885,902
Change in forfeiture reserve, net                           (7,237)                      (22,833)
                                                        ----------        -------    -----------
Net increase (decrease) prior to interfund
transfers                                               (1,355,029)        29,836     (3,152,903)
Interfund transfers, net                                (3,592,259)        16,781              -
Transfer of assets due to plan merger                    6,321,875                    13,917,010
                                                        ----------        -------    -----------
Net increase                                             1,374,587         46,617     10,764,107
Net assets available for benefits at
  beginning of year                                              -              -      2,209,899
                                                        ----------        -------    -----------
Net assets available for benefits at end of
  year                                                  $1,374,587        $46,617    $12,974,006
                                                        ----------        -------    -----------
                                                        ----------        -------    -----------

   The accompanying notes are an integral part of these financial statements.

HCC INSURANCE HOLDINGS
401(K) PLAN
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


1.       Description of Plan

         The following description of the HCC Insurance Holdings ("HCC") 401(k) Plan (the "Plan") provides only general information. As a result of the merger of several other qualified plans of acquired companies into the Plan during 1997 and 1998 the Plan has been amended to include certain specific provisions applicable only to merged participants. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

         General

         The Plan is a defined contribution plan established effective January 1, 1992 and most recently amended effective November 30, 1998. Full time employees of HCC Insurance Holdings, Inc. (the "Company") generally become eligible to participate in the Plan on the first day of the month after the employee attains the age of 21. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

         Contributions

         Participants may contribute an amount equal to not less than 2 percent nor more than 15 percent of their compensation for the contribution period. The Company will make a matching contribution in an amount equal to $1.00 for each $1.00 contributed by an employee, up to a maximum of 6 percent of the participant's compensation. The Company may also make a discretionary nonelective contribution. A participant in not eligible to receive matching contributions or nonelective contributions until such participant has completed one year of service.

         Participant Accounts

         Each participant's account is credited with the participant's contribution and allocation of the Company's contribution and Plan earnings. Earnings are allocated by fund based on the ratio of a participant's account invested in a particular fund to all participants' investments in that fund. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

         Vesting

         Participants are immediately vested in their voluntary contributions plus actual earnings thereon. The balance of vesting in the participants' accounts is based on years of service. A participant becomes 20 percent vested after two years of service, 40 percent vested after three years of service, 60 percent vested after four years of service, 80 percent vested after five years of service and 100 percent vested after six years of service. However, if an active participant dies prior to attaining the normal retirement age, the participant's account becomes 100 percent vested.

HCC INSURANCE HOLDINGS
401(K) PLAN
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


         Investment Options

         Upon enrollment in the Plan, a participant may currently direct contributions among any of the following investment options:

         - Charter Guaranteed Long-Term Fund - Funds are invested in the CIGNA Charter Guaranteed Long-Term Account, which provides a guaranteed rate of return reset semiannually.

         - Charter Guaranteed Government Securities Fund - Funds are invested in the CIGNA Charter Guaranteed Government Securities Account, which provides a guaranteed rate of return.

         - Charter Foreign Stock III Fund - Funds are invested in the CIGNA Charter Foreign Stock III Fund, which invests in international equity securities.

         - Charter Corporate Bond Fund - Funds are invested in the CIGNA Charter Bond Account, which invests primarily in investment grade, publicly traded U.S. dollar denominated corporate bonds.

         - Charter Large Company Stock Index Fund - Funds are invested in the CIGNA Charter Large Company Stock Index Fund, which is a separate account which provides an investment portfolio designed to reflect the composition of the Standard & Poor's 500 Composite Stock Price Index.

         - Fidelity Advisor Growth Opportunities Fund - Funds are invested solely in units of the CIGNA Fidelity Advisor Growth Opportunities Fund, which in turn invests solely in shares of the Fidelity Advisor Growth Opportunities Fund.

         - Fidelity Advisor Balanced Fund - Funds are invested solely in units of the CIGNA Fidelity Advisor Balanced Fund, which in turn invests solely in shares of the Fidelity Advisor Balanced Fund.

         - Warburg Pincus Advisor Emerging Growth Fund - Funds are invested solely in units of the CIGNA Warburg Pincus Advisor Emerging Growth Fund, which in turn invests solely in shares of the Warburg Pincus Advisor Emerging Growth Fund.

         - INVESCO Dynamics Fund - Funds are invested solely in units of the CIGNA INVESCO Dynamics Fund, which in turn invests solely in shares of the INVESCO Dynamics Fund.

         - Founders Balanced Fund - Funds are invested solely in units of the CIGNA Founders Balanced Fund, which in turn invests solely in shares of the Founders Balanced Fund.

HCC INSURANCE HOLDINGS
401(K) PLAN
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


         - Founders Growth Fund - Funds are invested solely in units of the CIGNA Founders Growth Fund, which in turn invests solely in shares of the Founders Growth Fund.

         - Janus Worldwide Fund - Funds are invested solely in units of the CIGNA Janus Worldwide Fund, which in turn invests solely in shares of the Janus Worldwide Fund.

         - Templeton Foreign Fund - Funds are invested solely in units of the CIGNA Templeton Foreign Fund, which in turn invests solely in shares of the Templeton Foreign Fund.

         - HCC Common Stock - Funds are invested solely in shares of HCC common stock.

         Participants may change their investment options at any time.

         Payment of Benefits

         On termination of service, a participant may elect to receive either a lump-sum amount equal to the value of his or her account, a distribution in the form of an annuity, or a combination of both. Distributions are subject to the applicable provisions of the Plan agreement.

         Participant Notes Receivable

         Participants may borrow up to the lesser of $50,000 or 50 percent of the vested portion of their account balance, subject to certain restrictions, in accordance with interest rates and collateral requirements established by the Company.

         Cash Equivalents

         Contributions received prior to year end awaiting investment in the appropriate investment option at December 31, 1998 are invested in the CIGNA Charter Guaranteed Short-Term Account, which is recorded at fair value, and is included as a cash equivalent within the fund in which units are subsequently purchased.

HCC INSURANCE HOLDINGS
401(K) PLAN
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


2.       Summary of Accounting Policies

         Method of Accounting

         The Plan's financial statements are prepared on the accrual basis of accounting, and reflect management's estimates and assumptions, such as those regarding fair value, that affect the recorded amounts. Significant estimates used are discussed throughout the notes to financial statements.

         Investments

         Investments in pooled separate accounts (CIGNA Charter Foreign Stock III Fund, CIGNA Charter Corporate Bond Fund, CIGNA Charter Large Company Stock Index Fund, CIGNA Fidelity Advisor Growth Opportunities Fund, CIGNA Fidelity Advisor Balanced Fund, CIGNA Warburg Pincus Advisor Emerging Growth Fund, CIGNA INVESCO Dynamics Fund, CIGNA Founders Balanced Fund, CIGNA Founders Growth Fund, CIGNA Janus Worldwide Fund and CIGNA Templeton Foreign Fund) are recorded at fair value, as determined by the unit value as reported by the Connecticut General Life Insurance Company ("CG Life"). Investments in the CIGNA Charter Guaranteed Long-Term Account and CIGNA Charter Guaranteed Government Securities Account are non-fully benefit responsive and are recorded at fair value. Participant notes receivable are valued at cost which approximates fair value. The HCC common stock is valued at its quoted market price.

         Effective March, 1998, HCC common stock valued at approximately $6,300,000 was transferred into the Plan in connection with the merger of the Avemco Corporation Profit Sharing Plan. The Avemco plan had previously acquired Avemco stock as an investment over a period of years. The HCC stock transferred to the Plan had been received by the Avemco plan in exchange for Avemco stock in connection with the acquisition of Avemco by HCC on June 17, 1997.

         Contributions

         Employee contributions are recorded in the period during which the Company makes payroll deductions from the participants' earnings. Matching Company contributions are recorded monthly. Discretionary nonelective contributions, if any, are recorded at the end of the plan year.

         Benefits

         Benefit claims are recorded as expenses when they have been approved for payment and paid by the Plan.

HCC INSURANCE HOLDINGS
401(K) PLAN
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


3.       Deposits With Insurance Company

         The Plan participates in contracts with CG Life via investments in the CIGNA Charter Guaranteed Long-Term Account and the CIGNA Charter Guaranteed Government Securities Account. CG Life commingles the assets of the CIGNA Charter Guaranteed Long-Term Account with other assets. For the Plan's investment in the CIGNA Charter Guaranteed Long-Term Account, the Plan is credited with interest at the rate specified in the contract which was 5.65% for the year ended December 31, 1998, net of asset charges. CG Life prospectively guaranteed the interest rates credited for the CIGNA Charter Guaranteed Long-Term Account for six months. For the Plan's investment in the CIGNA Charter Guaranteed Government Securities Account, the Plan is credited with interest at a yield which averaged 3.89% for the year ended December 31, 1998, net of asset charges. As discussed in Note 2, the CIGNA Charter Guaranteed Long-Term Account and the CIGNA Charter Guaranteed Government Securities Account are included in the financial statements at fair value which, principally because of the periodic rate reset process, approximates contract value.

4.       Investments

         Investments that represent 5 percent or more of the Plan's net assets are separately identified below.

                                                                         December 31,
                                                                             1998
         CIGNA Charter Guaranteed Long-Term Account                      $1,590,656
            interest rate, 5.65%
         CIGNA Charter Guaranteed Government Securities Account           2,510,951
            interest rate, 3.89%
         CIGNA Charter Large Company Stock Index Fund                     2,509,145
            units, 40,634
         CIGNA Fidelity Advisor Growth Opportunities Fund                 2,940,369
            units, 38,386
         CIGNA Fidelity Advisor Balanced Fund                               805,180
            units, 25,432
         HCC Common Stock                                                 1,374,587
            shares, 78,548

HCC INSURANCE HOLDINGS
401(K) PLAN
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


5.       Participant Notes Receivable

         Under the terms of the Plan, participants may borrow from their accounts up to the lesser of $50,000 or 50% of their vested account balance. Loan transactions are treated as a transfer to/from the investment fund from/to Participant Notes Receivable. A loan is secured by the balance in the participant's account and bears interest at a rate commensurate with market rates for similar loans, as defined (8.00% to 10.00% for the year ended December 31, 1998).

6.       Plan Termination

         Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100 percent vested in their accounts.

7.       Income Taxes

         The Plan has not yet filed for a determination letter from the Internal Revenue Service to determine that the Plan is designed in accordance with applicable sections of the Internal Revenue Code ("IRC"). However, the Plan's administrator and tax counsel believe the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC. Subsequent to year end the Plan filed for, but had not yet received, a determination letter from the Internal Revenue Service.

         Management has determined that nonexempt transactions occurred during 1998. These violations involved the submission of two months of employee contributions to the Plan later than the 15th business day of the month following the month of withholding from compensation. These exceptions occurred during the first quarter of 1998 as a result of a complete change in the Company's systems for administering payroll and plan contributions; no such incidents occurred subsequently during the year. Management is pursuing the necessary corrective actions and believes that the transactions should not affect the tax-qualified status of the Plan. Therefore, no provision for income taxes has been included in the Plan's financial statements

8.       Reconciliation of Plan Financial Statements to the Form 5500

         Certain balances included on lines 31 and 32 of the Annual Return/Report of Employee Benefit Plan (the "Form 5500") have been reclassified for purposes of presentation in these financial statements to provide additional disclosure.

HCC INSURANCE HOLDINGS
401(K) PLAN
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


9.       Transfer From Affiliated Plan

         During March 1998, assets of the AVEMCO Corporation Profit Sharing Plan and the NASRA 401(k) and Profit Sharing Plan were transferred to the Plan and participants became eligible to participate in the Plan subject to the provisions of the Plan agreement.

10.      Forfeitures

         The net change in forfeiture reserve represents the net change in the available forfeiture reserve balance from the prior year plus the current year forfeitures generated. Forfeitures result from nonvested benefit payments remaining in the Plan for all terminated employees. Upon reaching the break-in-service requirement, as defined in the Plan agreement, forfeitures generated are added to the forfeiture reserve balance. The forfeiture reserve of $52,132 at December 31, 1998, is included in the CIGNA Charter Guaranteed Long-Term Account and is available to offset contributions or pay Plan expenses, which would be otherwise payable by the Company, in accordance with the Plan agreement.

HCC INSURANCE HOLDINGS                                     SUPPLEMENTAL SCHEDULE
401(K) PLAN                                                           SCHEDULE I
LINE 27A FORM 5500 - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
DECEMBER 31, 1998

----------------------------------------------------------------------------------------------------------------------

                                                           (c)
                    (b)                     Description of investment including
          Identity of Issue, borrower,        maturity date, rate of interest,                 (d)            (e)
    (a)     lessor, or similar party         collateral, par or maturity value                Cost       Current value

           Connecticut General Life          CIGNA Charter Guaranteed
     *     Insurance Company                 Long-Term Account
                                             5.65%                                          $1,590,656    $1,590,656

           Connecticut General Life          CIGNA Charter Guaranteed
     *     Insurance Company                 Government Securities Fund
                                             3.89%                                           2,510,951     2,510,951

           Connecticut General Life          CIGNA Charter Foreign Stock III Fund
     *     Insurance Company                 $74.67/unit                                       274,579       307,089

           Connecticut General Life          CIGNA Charter Corporate Bond Fund
     *     Insurance Company                 $10.55/unit                                        12,672        12,765

           Connecticut General Life          CIGNA Charter Large Company Stock
     *     Insurance Company                 Index Fund
                                             $61.75/unit                                     2,119,816     2,509,145

           Connecticut General Life          CIGNA Fidelity Advisor Growth
     *     Insurance Company                 Opportunities Fund
                                             $76.60/unit                                     2,229,510     2,940,369

           Connecticut General Life          CIGNA Fidelity Advisor Balanced Fund
     *     Insurance Company                 $31.66/unit                                       729,973       805,180

           Connecticut General Life          CIGNA Warburg Pincus Advisor
     *     Insurance Company                 Emerging Growth Fund
                                             $47.79/unit                                         9,603        10,820

           Connecticut General Life          CIGNA INVESCO Dynamics Fund
     *     Insurance Company                 $21.59/unit                                        12,056        13,744


  * Indicates an identified person known to be a party-in-interest to the Plan.

HCC INSURANCE HOLDINGS                                    SUPPLEMENTAL SCHEDULE
401(K) PLAN                                                          SCHEDULE I
LINE 27A FORM 5500 - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
DECEMBER 31, 1998                                                   (CONTINUED)

-----------------------------------------------------------------------------------------------------------------------

                                                           (c)
                    (b)                     Description of investment including
          Identity of Issue, borrower,        maturity date, rate of interest,                 (d)            (e)
    (a)     lessor, or similar party         collateral, par or maturity value                Cost       Current value

           Connecticut General Life          CIGNA Founders Balanced Fund
     *     Insurance Company                 $14.94/unit                                    $ 100,473     $ 102,676

           Connecticut General Life          CIGNA Founders Growth Fund
     *     Insurance Company                 $26.99/unit                                       32,334        35,573

           Connecticut General Life          CIGNA Janus Worldwide Fund
     *     Insurance Company                 $53.69/unit                                       54,822        59,700

           Connecticut General Life          CIGNA Templeton Foreign Fund
     *     Insurance Company                 $10.87/unit                                        6,890         6,871

           HCC Insurance                     HCC Common Stock
     *     Holdings, Inc.                    $17.50/share                                   1,668,693     1,374,587

           Connecticut General Life          Cash Equivalents (CIGNA Charter
     *     Insurance Company                 Guaranteed Short-Term Account)                   647,263       647,263

     *     Participant Notes Receivable      8.00% - 10.00%                                    46,617        46,617


  * Indicates an identified person known to be a party-in-interest to the Plan.


HCC INSURANCE HOLDINGS                                    SUPPLEMENTAL SCHEDULE
401(K) PLAN                                                         SCHEDULE II
LINE 27d FORM 5500 - SCHEDULE OF REPORTABLE TRANSACTIONS
YEAR ENDED DECEMBER 31, 1998
-----------------------------------------------------------------------------------------------------------------------------

                              (b)                                                    (f)                     (h)
                      Description of asset                                         Expense               Current value
         (a)          (include interest rate     (c)         (d)         (e)       incurred      (g)      of asset on      (i)
  Identity of party   and maturity in case    Purchase     Selling      Lease       with       Cost of    transaction   Net gain
      involved           of a loan)            price        price       rental    transaction   asset       date        or (loss)

Connecticut General   Purchases into
Life Insurance        CIGNA Charter Guaranteed
Company               Long-Term Account
                                              $2,051,453         N/A       N/A        N/A      $2,051,453  $2,051,453          -

Connecticut General   Sales from CIGNA
Life Insurance        Charter Guaranteed
Company               Long-Term Account              N/A   $ 740,372       N/A        N/A         740,372     740,372          -

                      Purchases into CIGNA
Connecticut General   Charter Guaranteed
Life Insurance        Government Securities
Company               Fund                     9,160,198         N/A       N/A        N/A       9,160,198   9,160,198          -

                      Sales from CIGNA
Connecticut General   Charter Guaranteed
Life Insurance        Government
Company               Securities Fund                N/A   6,960,865       N/A        N/A       6,960,865   6,960,865          -

Connecticut General   Purchases into CIGNA
Life Insurance        Charter Foreign Stock III
Company               Fund                       194,994         N/A       N/A        N/A         194,994     194,994          -

Connecticut General   Sales from CIGNA
Life Insurance        Charter Foreign Stock III
Company               Fund                           N/A      93,319       N/A        N/A          85,042      93,319   $  8,277

Connecticut General   Purchases into CIGNA
Life Insurance        Charter Large Company
Company               Stock Index Fund         2,217,489         N/A       N/A        N/A       2,217,489   2,217,489          -

Connecticut General   Sales from CIGNA
Life Insurance        Charter Large Company
Company               Stock Index Fund               N/A     417,412       N/A        N/A         423,748     417,412     (6,336)



HCC INSURANCE HOLDINGS                                     SUPPLEMENTAL SCHEDULE
401(K) PLAN                                                         SCHEDULE II
LINE 27d FORM 5500 - SCHEDULE OF REPORTABLE TRANSACTIONS
YEAR ENDED DECEMBER 31, 1998                                         (CONTINUED)
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                              (h)
                              (b)                                                     (f)                   Current
                      Description of asset                                          Expense                  value
        (a)           (include interest rate        (c)         (d)        (e)      incurred       (g)     of asset on      (i)
 Identity of party    and maturity in case        Purchase     Selling     Lease      with       Cost of   transaction   Net gain
     involved           of a loan)                 price        price      rental   transaction    asset       date      or (loss)

Connecticut General   Purchases into CIGNA
Life Insurance        Fidelity Advisor Growth
Company               Opportunities Fund         $2,013,159          N/A     N/A       N/A      $2,013,159  $2,013,159           -

Connecticut General   Sales from CIGNA
Life Insurance        Fidelity Advisor Growth
Company               Opportunities Fund                N/A   $  434,590     N/A       N/A         370,266     434,590    $ 64,324

Connecticut General   Purchases into CIGNA
Life Insurance        Fidelity Advisor
Company               Balanced Fund               2,013,174          N/A     N/A       N/A       2,013,174   2,013,174           -

Connecticut General   Sales from CIGNA
Life Insurance        Fidelity Advisor
Company               Balanced Fund                     N/A    1,505,778     N/A       N/A       1,525,756   1,505,778     (19,978)

National Financial    Purchases into
Services Corporation  HCC Common Stock            6,322,688          N/A     N/A       N/A       6,322,688   6,322,688           -

National Financial    Sales from
Services Corporation  HCC Common Stock                  N/A   4,644,761      N/A       N/A       4,676,990   4,644,761     (32,229)


HCC INSURANCE HOLDINGS                                    SUPPLEMENTAL SCHEDULE
401(K) PLAN                                                        SCHEDULE III
LINE 27e FORM 5500 - SCHEDULE OF NONEXEMPT TRANSACTIONS
YEAR ENDED DECEMBER 31, 1998
-------------------------------------------------------------------------------

                                         (c)
                                    Description of
                                     transactions
                       (b)            including                                            (g)
                  Relationship         maturity                                          Expenses                         (j)
                    to plan,          date, rate                                       incurred in    (h)     (i)       Net gain
     (a)          employer, or       of interest,         (d)        (e)       (f)     connection    Cost    Current     or (loss)
 Identity of     other party-in     collateral, par     Purchase    Selling    Lease       with       of    value of    on each
party involved      interest        or maturity value     price      price     rental   transaction  asset   asset     transaction
                                    Failure to remit
                                    employee
                                    contributions to
HCC Insurance                       the trust on a
Holdings           Employer         timely basis           N/A       N/A     $ 538.67**     N/A       N/A      N/A         -*


                                    Failure to remit
                                    employee
                                    contributions to
HCC Insurance                       the trust on a
Holdings           Employer         timely basis           N/A       N/A     $ 482.29**     N/A       N/A      N/A         -*

* Title I of ERISA requires that all employee contributions are submitted to the Plan as soon as administratively possible but no later than the 15th business day of the month following the month of being withheld from compensation. Failure to remit employee contributions into the Plan on a timely basis is considered a nonexempt transaction with a party-in-interest. A Form 5330, Return of Excise Taxes Related to Employee Benefit Plans, will be filed to pay the excise tax on such nonexempt transactions. As discussed in Note 7, management believes that this transaction will not affect the tax-qualified status of the Plan. Therefore, no provision for income taxes has been included in the Plan's financial statements.

** The failure to deposit the contributions in a timely manner is analogous to a loan or extension of credit to the employer. The amount involved is the cost of the use of funds not deposited, or remitted as reflected in column (f).

                        Report of Independent Accountants



To the Participants and Administrator
of the HCC Insurance Holdings 401(k) Plan

In our opinion, the accompanying statements of net assets available for benefits and the related statements of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the HCC Insurance Holdings 401(k) Plan at December 31, 1998 and 1997, and the changes in net assets available for benefits for the year ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes, reportable transactions, and nonexempt transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The Fund Information in the statements of net assets available for benefits and the statements of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each fund. These supplemental schedules and Fund Information are the responsibility of the Plan's management. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

As discussed in Note 7, nonexempt transactions were identified. Management's evaluation of these matters and its plan for corrective actions are also described in Note 7.





June 15, 1999